Exhibit 4.4

Execution Version

ARCHER-DANIELS-MIDLAND COMPANY

4.016% Debentures due 2043

REGISTRATION RIGHTS AGREEMENT

October 16, 2012

Barclays Capital Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mitsubishi UFJ Securities (USA), Inc.

as Dealer Managers

c/o	Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), proposes to issue its 4.016% Debentures due 2043 (the “New Debentures”) as part of an exchange offer (the “Initial Exchange Offer”) for its outstanding $140,735,000 6.750% Debentures due 2027, $221,791,000 7.500% Debentures due 2027, $197,104,000 6.625% Debentures due 2029, $500,000,000 5.935% Debentures due 2032, $193,654,000 7.000% Debentures due 2031, $157,827,000 6.450% Debentures due 2038, $1,000,000,000 5.765% Debentures due 2041 and $175,603,000 6.950% Debentures due 2097 (collectively, the “Old Debentures”), upon the terms set forth in a Dealer Manager Agreement (the “Dealer Manager Agreement”) dated as of September 14, 2012, between the Company and you as the dealer managers (the “Dealer Managers”), relating to the Initial Exchange Offer. The New Debentures are to be issued under an indenture dated as of October 16, 2012 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). To induce the Dealer Managers to enter into the Dealer Manager Agreement and to satisfy a condition to your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders (each a “Holder” and, together, the “Holders”) from time to time of the New Debentures or the Exchange Debentures (as hereinafter defined), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Dealer Manager Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Additional Interest” shall have the meaning set forth in Section 5 hereto.

“Affiliate” of any specified person shall mean any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City, New York.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Indemnitee” shall have the meaning set forth in Section 7(b) hereto.

“Conduct Rules” shall have the meaning set forth in Section 4(u) hereto.

“Dealer Manager Agreement” shall have the meaning set forth in the preamble hereto.

“Dealer Managers” shall have the meaning set forth in the preamble hereto.

“DTC” shall have the meaning set forth in Section 4(l)(i) hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Debentures” shall mean debt securities of the Company identical in all material respects to the New Debentures (except that the additional interest provision and the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture.

“Exchange Offer Registration Period” shall mean the 180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Dealer Manager) that is a Broker-Dealer and elects to exchange for Exchange Debentures any New Debentures that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company).

“Expiration Date” shall have the meaning set forth in Section 2(c)(ii) hereto.

“Fee” shall have the meaning set forth in the Dealer Manager Agreement.

“Holder” and “Holders” shall have the meanings set forth in the preamble hereto.

“Indenture” shall have the meaning set forth in the preamble hereto.

“Initial Exchange Offer” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 7(d) hereof.

“Majority Holders” shall mean, on any date, the Holders of a majority of the aggregate principal amount of the New Debentures registered or to be registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, under a Registration Statement.

“New Debentures” shall have the meaning set forth in the preamble hereto.

“Old Debentures” shall have the meaning set forth in the preamble hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the New Debentures or the Exchange Debentures covered by such Registration Statement, and all amendments and supplements thereto, including all exhibits thereto and all material incorporated by reference therein.

“Registered Exchange Offer” shall mean the proposed offer of the Company to issue and deliver to the Holders of the New Debentures that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the New Debentures, a like aggregate principal amount of the Exchange Debentures.

“Registration Default” shall have the meaning set forth in Section 5 hereto.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the New Debentures or the Exchange Debentures pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Settlement Date” shall mean the date on which the Initial Exchange Offer has been consummated.

“Shelf Registration” shall mean a registration under the Act effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b)(ii) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the New Debentures, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments and the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall have the meaning set forth in the preamble hereto.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underwriter” shall mean any underwriter of New Debentures in connection with an offering thereof under a Shelf Registration Statement.

2. Registered Exchange Offer.

(a) The Company shall prepare and, not later than 90 days following the Settlement Date (or if such 90th day is not a Business Day, the next succeeding Business Day), shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its reasonable best efforts to (i) cause the Exchange Offer Registration Statement to become effective under the Act within 180 days of the Settlement Date (or if such 180th day is not a Business Day, the next succeeding Business Day) and (ii) consummate the Registered Exchange Offer within 210 days of the Settlement Date (or if such 210th day is not a Business Day, the next succeeding Business Day).

(b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange New Debentures for Exchange Debentures (provided that such Holder is not an Affiliate of the Company, acquires the Exchange Debentures in the ordinary course of such Holder’s business, has no arrangements or understandings with any person to participate in the distribution of the Exchange Debentures and is not prohibited by any law, rule or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Debentures from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

(c) In connection with the Registered Exchange Offer, the Company shall:

(i)	mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents, provided, however, if the Company is unable to ascertain a mailing address for any Holder, such Holder will be deemed to have received the documents referred to above upon delivery of such documents to the Depository Trust Company for distribution to its participants;

(ii)	keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 40 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law) (the “Expiration Date”);

(iii)	use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act to ensure that it is available for sales of Exchange Debentures by Exchanging Dealers during the Exchange Offer Registration Period;

(iv)	utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;

(v)	permit Holders to withdraw tendered New Debentures at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi)	prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley & Co., Inc. (pub. avail. June 5, 1991), and (B) including a representation that the Company has not entered into any arrangement or understanding with any person to distribute the Exchange Debentures to be received in the Registered Exchange Offer and that, to the Company’s information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Debentures in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Debentures; and

(vii)	comply in all respects with all applicable laws.

(d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

(i)	accept for exchange all New Debentures tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)	deliver to the Trustee for cancellation in accordance with Section 4(s) all New Debentures so accepted for exchange; and

(iii)	cause the Trustee promptly to authenticate and deliver to each Holder of New Debentures a principal amount of Exchange Debentures equal to the principal amount of the New Debentures of such Holder so accepted for exchange.

(e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Debentures (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley & Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters, and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, and any secondary resale transactions by such Holder must be covered by an effective registration statement containing the selling security holder and plan of distribution information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Debentures obtained by such Holder in exchange for New Debentures acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to provide a written representation to the Company that, at the time of the consummation of the Registered Exchange Offer:

(i)	any Exchange Debentures received by such Holder will be acquired in the ordinary course of such Holder’s business;

(ii)	such Holder is not engaged in, and does not intend to engage in, and will have no arrangement or understanding with any person to participate in the distribution of the New Debentures or the Exchange Debentures within the meaning of the Act; and

(iii)	such Holder is not an Affiliate of the Company.

3. Shelf Registration.

(a) If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated within 210 days of the Settlement Date; or (iii) any Holder notifies the Company that it is not eligible to participate in the Registered Exchange Offer and the Company receives notice of such ineligibility from such Holder within 45 days after the consummation of the Registered Exchange Offer, the Company shall effect a Shelf Registration Statement in accordance with subsection (b) below.

(b) (i) The Company shall as promptly as practicable (but in no event more than 45 days after so required or requested pursuant to this Section 3), file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective under the Act within 120 days after so required or requested pursuant to this Section 3 a Shelf Registration Statement relating to the offer and sale of the New Debentures by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder shall be entitled to have the New Debentures held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further that with respect to a Shelf Registration Statement required pursuant to clause (ii) of Section 3(a), the consummation of a Registered Exchange Offer shall relieve the Company of its obligations under this Section 3(b) but only in respect of its obligations under such clause (ii) of Section 3(a).

(ii) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Settlement Date or such shorter period that will terminate when all the New Debentures covered by the Shelf Registration Statement (A) have been sold pursuant to the Shelf Registration Statement or (B) are freely tradable pursuant to Rule 144 (and applicable interpretations thereof by the Commission’s staff) (in any such case, such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of New Debentures covered thereby not being able to offer and sell such New Debentures during that period, unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

(iii) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of a Prospectus contained therein, in the light of the circumstances under which they were made) not misleading.

4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a) The Company shall:

(i)	furnish to you, not less than two Business Days prior to the filing thereof with the Commission, a draft copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (excluding all documents incorporated by reference therein after the initial filing) and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

(ii)	include the information set forth (A) in Annex A hereto on the inside cover page of the Prospectus contained in the Exchange Offer Registration Statement, (B) in Annex B hereto in a section of the Prospectus setting forth details of the Registered Exchange Offer, (C) in Annex C hereto in the underwriting or plan of distribution section of such Prospectus and (D) in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

(iii)	in the case of a Shelf Registration Statement, include the information regarding the Holders that propose to sell New Debentures pursuant to the Shelf Registration Statement as selling security holders; provided that the Company shall not be required to supplement or amend a Shelf Registration Statement after it has been declared effective by the Commission more than once per calendar month to reflect additional Holders or changes in the number of New Debentures to be sold by any Holder.

(b) The Company shall ensure that:

(i)	any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder; and

(ii)	any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall advise you or the Holders of New Debentures covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i)	when a Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)	of any request by the Commission after the effective date of such Registration Statement for any amendment or supplement to a Registration Statement or the Prospectus or for additional information in connection with the Registration Statement;

(iii)	of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(iv)	of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)	of the happening of any event that requires any change in a Registration Statement or the Prospectus so that, as of such date, the statements therein do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading provided that the Company shall not be required to disclose the reasons for such change.

Upon receiving notice of the occurrence of any of the events listed in subsections (ii) through (v) of this Section 4(c), each Holder and any Exchanging Dealer will, upon request by the Company in writing, immediately discontinue disposition of New Debentures or Exchange Debentures pursuant to a Registration Statement until such Holder’s or Exchanging Dealer’s receipt of copies of the supplemented or amended Prospectus contemplated by Section 4(k) or until it is advised in writing by the Company that use of the applicable Prospectus may resume, and, if so directed by the Company, such Holder or Exchanging Dealer will deliver to the Company (at the Company’s expense) all copies in such Holder’s or Exchanging Dealer’s possession, other than permanent file copies, of the Prospectus covering such New Debentures or Exchange Debentures that was current at the time of receipt of such notice.

(d) The Company shall use its reasonable best efforts to prevent the issuance and, if issued, to obtain the withdrawal at the earliest practicable time of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction.

(e) The Company shall furnish to each Holder of New Debentures covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, and, if the Holder so requests in writing, all material incorporated therein by reference and all exhibits thereto.

(f) The Company shall, during the Shelf Registration Period, promptly deliver to you and to each Holder of New Debentures covered by any Shelf Registration Statement, and any sales or placement agents or underwriters acting on behalf of such Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the New Debentures covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement in accordance with applicable law and the terms hereof.

(g) The Company shall furnish to each Exchanging Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, and, if the Exchanging Dealer so requests in writing, all material incorporated by reference therein and all exhibits thereto.

(h) The Company shall promptly deliver to you, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Debentures covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement in accordance with applicable law and the terms hereof.

(i) Prior to the Registered Exchange Offer or any other offering of New Debentures or Exchange Debentures, as the case may be, pursuant to any Registration Statement, the Company shall arrange, if necessary, for the qualification of the New

Debentures or the Exchange Debentures, as the case may be, for sale under the laws of such jurisdictions as any Holder shall reasonably request and will use its reasonable best efforts to maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to (i) qualify to do business or as a broker or dealer of securities in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to service of process in suits, other than those arising out of the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject or (iii) subject itself to taxation in any jurisdiction if it is not already so subject.

(j) The Company shall cooperate with the Holders of New Debentures or Exchange Debentures, as the case may be, to facilitate the timely preparation and delivery of certificates representing New Debentures or Exchange Debentures to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

(k) Upon the occurrence of any event contemplated by subsections (ii) through (v) of Section 4(c) hereof, the Company shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the purchasers of the securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, during the Exchange Offer Registration Period, the Company shall not be required to amend or supplement a Registration Statement or Prospectus, in the event that, and for a period not to exceed 60 days in any consecutive 12-month period, the Company determines in good faith that the disclosure of any such event would be materially adverse to the Company or otherwise relates to a pending business transaction that has not yet been publicly disclosed. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) hereof to and including the date the Holders of New Debentures and Exchanging Dealers shall have received such amended or supplemented Prospectus pursuant to this Section.

(l) (i) Not later than the effective date of the Exchange Offer Registration Statement, the Company shall provide a CUSIP number for the Exchange Debentures registered under the Exchange Offer Registration Statement. Not later than the date of the closing of the Exchange Offer, the Company shall provide the Trustee with printed certificates for such Exchange Debentures, free of any restrictive legends, in a form eligible for deposit with The Depository Trust Company (“DTC”).

(ii)

On the first Business Day following the effective date of any Shelf Registration Statement hereunder or as soon as possible thereafter, the Company shall use its reasonable efforts to establish with the Trustee a procedure by which Holders of New Debentures that are

“restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act may transfer their interests therein to an “unrestricted” global security free of any stop or restriction on DTC’s system with respect to the New Debentures; provided, however that this Section 4(l)(ii) shall be applicable only to Holders that are named as selling Holders in the Shelf Registration Statement and agree in writing to be bound by all of the provisions of this Agreement applicable to such Holder. Upon compliance with the foregoing requirements of this Section 4(l)(ii), the Company shall provide the Trustee with printed certificates for such New Debentures in a form eligible for deposit with DTC.

In the event the Company is unable to cause DTC to take the actions described in this Section 4(l), the Company shall take such actions as the Majority Holders may reasonably request to provide, as soon as practicable, a CUSIP number, if necessary, for the New Debentures registered under the Shelf Registration Statement and to cause the CUSIP number to be assigned to the New Debentures or Exchange Debentures, as the case may be (or to the maximum aggregate principal amount of the New Debentures or Exchange Debentures, as the case may be, to which such number may be assigned).

(m) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

(n) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

(o) The Company may require each Holder of New Debentures to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such New Debentures as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement, and each such Holder shall promptly furnish to the Company any additional information required in order to make the information previously disclosed to the Company under this subsection (o) not misleading. The Company may exclude from such Shelf Registration Statement the New Debentures of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(p) The Company shall, if requested, use its reasonable best efforts to incorporate promptly in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement such information as a Holder of New Debentures to be sold pursuant to any Shelf Registration Statement may reasonably provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Holder and the distribution of such Holder’s New Debentures and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after receipt of notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided that the Company shall not be obligated to make such updates more than once per month.

(q) In the case of any Shelf Registration Statement, the Company shall enter into such agreements and take all other appropriate actions (including, if requested, an underwriting agreement in customary form and otherwise reasonably satisfactory to the Company) in order to expedite or facilitate the registration or the disposition of the New Debentures, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures reasonably comparable to those set forth in Section 7 (or such other provisions and procedures acceptable to the Company, the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 7).

(r) In the case of any Shelf Registration Statement, the Company shall:

(i)	make reasonably available for inspection by the selling Holders of New Debentures to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the selling Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, which inspection shall be coordinated by a single counsel selected by the Majority Holders; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the selling Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality and without any action or omission by any selling Holder in violation of this subsection (i);

(ii)	cause the Company’ officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the selling Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the selling Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality and without any action or omission by any selling Holder in violation of this subsection (ii);

(iii)	make such representations and warranties to the Holders of New Debentures registered thereunder and the underwriters, if any, in form, substance and scope as are reasonably comparable to those set forth in the Dealer Manager Agreement;

(iv)	obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(v)	obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired directly or indirectly by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of New Debentures registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and

(vi)	deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in the foregoing subclauses (iii), (iv), (v) and (vi) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

(s) If a Registered Exchange Offer is to be consummated, upon delivery of the New Debentures by Holders to the Company (or to such other person as directed by the Company) in exchange for the Exchange Debentures, the Company shall mark, or cause to be marked, on the New Debentures so exchanged that such New Debentures are being cancelled in exchange for the Exchange Debentures. In no event shall the New Debentures be marked as paid or otherwise satisfied.

(t) The Company shall use its reasonable best efforts to cause the securities covered by a Registration Statement to be rated with at least one nationally recognized statistical rating agency, if so requested by the Majority Holders or by any Managing Underwriters unless such securities are already so rated.

(u) In the case of any Shelf Registration Statement, if any Broker-Dealer shall underwrite any New Debentures or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Conduct Rules”) of the Financial Industry Regulatory Authority, Inc.) thereof, whether as a Holder of such New Debentures or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the requirements of such Conduct Rules, including, without limitation, by:

(i)	if such Conduct Rules shall so require, engaging a “qualified independent underwriter” (as defined in such Rules) to participate in the preparation of such Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such New Debentures;

(ii)	indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 7 hereof; and

(iii)	providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Conduct Rules.

(iv)	The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of New Debentures or Exchange Debentures, as the case may be, covered by a Registration Statement as contemplated by, and in accordance with the terms of, this Agreement.

5. Additional Interest.

(a) The parties hereto acknowledge that the Holders of New Debentures or Exchange Debentures, as the case may be, will suffer damages if the Company fails to perform its obligations under Section 2 or 3 hereof and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that:

(i)	the Exchange Offer Registration Statement has not been filed on or prior to the 90th day after the Settlement Date;

(ii)	the Exchange Offer Registration Statement has not been declared effective on or prior to the 180th day after the Settlement Date;

(iii)	neither the Exchange Offer has been completed nor the Shelf Registration Statement has been declared effective on or prior to the 210th day after the Settlement Date;

(iv)	the Shelf Registration Statement has not been declared effective on or prior to the 120th day after the required or requested time of filing pursuant to Section 3 hereof;

(v)	after the Exchange Offer Registration Statement has been declared effective, the Exchange Offer Registration Statement ceases to be effective or usable prior to the consummation of the Registered Exchange Offer; or

(vi)	after the Shelf Registration Statement, if applicable, has been declared effective, the Shelf Registration Statement ceases to be effective or usable for a period of time that exceeds 60 days in the aggregate in any 12-month period in which it is required to be effective under this Agreement;

(each such event referred to in the foregoing clauses (i) through (vi), a “Registration Default”), then additional interest (“Additional Interest”) will accrue on the principal amount of the New Debentures or the Exchange Debentures affected thereby (in addition to the stated interest on the New Debentures and the Exchange Debentures), from and including the date on which any Registration Default first occurs and while any such Registration Default has occurred and is continuing, to but excluding the date on which all filings, declarations of effectiveness and consummations, as the case may be, have been achieved which, if achieved on a timely basis, would have prevented the occurrence of all of the then existing Registration Defaults. Additional Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following such first occurrence of a Registration Default and while any such Registration Default has occurred and is continuing, and shall increase by 0.25% per annum at the end of each subsequent 90-day period up to a maximum of 0.50% per annum with respect to all Registration Defaults, until the date on which all of the filings, declarations of effectiveness and consummations referred to in the preceding sentence have been achieved, on which date the interest rate on the applicable New Debentures and Exchange Debentures will revert to the interest rate originally borne by such debentures.

(b) The Company shall notify the Trustee immediately upon its knowledge of the happening of each and every Registration Default. The Company shall pay the Additional Interest due on the New Debentures or Exchange Debentures, as the case may be, by depositing with the Trustee (which shall not be the Company for these purposes), in trust, for the benefit of the Holders entitled thereto, prior to 11:00 a.m. on the next interest payment date specified in the Indenture, sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date specified by the Indenture to the record holders entitled to receive the interest payment to be made on such date.

(c) The parties hereto agree that the Additional Interest provided for in this Section 5 constitutes a reasonable estimate of the damages that will be suffered by Holders of New Debentures or Exchange Debentures by reason of the happening of any Registration Default.

(d) All of the Company’s obligations set forth in this Section 5 shall survive the termination of this Agreement.

(e) Any Additional Interest under this Section 5 will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of New Debentures with respect to any Registration Default.

6. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3, and 4 hereof and, in connection with any Shelf Registration Statement, shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Dealer Managers for the reasonable fees and disbursements of counsel acting in connection therewith; provided, however, that such reimbursement to the Dealer Managers shall not exceed an aggregate amount of $10,000. Anything contained herein to the contrary notwithstanding, the Company shall not have any obligation whatsoever in respect of any underwriters’ discounts or commissions, brokerage commissions, dealers’ selling concessions, transfer taxes or, except as otherwise expressly set forth herein, any other selling expenses incurred in connection with the underwriting, offering or sale of New Debentures or Exchange Debentures by or on behalf of any person.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Holder of New Debentures or Exchange Debentures, as the case may be, covered by any Registration Statement (including each Dealer Manager and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which any of the foregoing may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the

Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein and provided, further, that with respect to any untrue statement or omission of a material fact made in any preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any indemnified party under this indemnity agreement from whom the person asserting any such loss, claim, damage or liability purchased the New Debentures or Exchange Debentures concerned to the extent that any such loss, claim, damage or liability of such party occurs under the circumstance where (i) the Company had previously furnished copies of the Prospectus to such indemnified party in accordance with the terms hereof and prior to the written confirmation of the sale of such New Debentures or Exchange Debentures, as applicable, to such person, (ii) to the extent required by applicable law, a copy of the final Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such New Debentures or Exchange Debentures, as applicable, to such person and (iii) the untrue statement in or omission from the preliminary Prospectus was corrected in the final Prospectus. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

The Company also agrees to indemnify as provided in this Section 7(a) or contribute as provided in Section 7(d) hereof to Losses of each underwriter of New Debentures, registered under a Shelf Registration Statement, their directors, officers, employees or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.

(b) Each Holder of securities covered by a Registration Statement (including each Dealer Manager and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), severally and not jointly, agrees to indemnify and hold harmless the Company, and each of its directors, officers, employees and agents and each person who controls the Company within the meaning of either the Act or the Exchange Act (each, a “Company Indemnitee”), to the same extent as the indemnity in Section 7(a) from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity, and further agrees to reimburse each Company Indemnitee for any legal or other expenses reasonably incurred by such Company Indemnitee in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, judgment or action as such expenses are incurred. This indemnity agreement shall be in addition to any liability which any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 or notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party shall not, without the prior written consent of the indemnified parties (not to be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have an obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Exchange Offer and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Dealer Manager who is a Holder of any New Debenture or Exchange Debenture be responsible, in the aggregate, for any amount in excess of the Fee applicable to such New Debenture, or in the case of an Exchange Debenture, applicable to the New Debenture that was exchangeable into such Exchange Debenture, in connection with the Initial Exchange Offer as set forth in the Dealer Manager Agreement, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the New Debentures or Exchange Debentures, as the case may be, purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to (x) the aggregate principal amount of Old Debentures exchanged in the Initial Exchange Offer (before deducting expenses), plus (y) the total amount of Additional Interest which the Company was not required to pay as a result of registering the New Debentures or Exchange Debentures covered by the Registration Statement which resulted in such Losses, minus (z) the aggregate amount of Fees paid by the Company in connection with the Initial Exchange Offer under the Dealer Manager Agreement. Benefits received by the Dealer Managers shall be deemed to be equal to the aggregate amount of Fees received by the Dealer Managers in connection with the Initial Exchange Offer under the Dealer Manager Agreement, and benefits received by any Holders shall be deemed to be equal to the value of receiving New Debentures or Exchange Debentures, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in this Section 7, and shall survive the sale by a Holder of securities covered by a Registration Statement.

8. Underwritten Registrations.

(a) If any of the New Debentures covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders, subject to the reasonable approval of the Company.

(b) No Holder may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Holder (i) agrees to sell such Holder’s New Debentures on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it on or after the date hereof, enter into, any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, the Holders of a majority in the aggregate principal amount of the Exchange Debentures); provided that, with respect to any matter that directly or indirectly affects the rights of the Dealer Managers hereunder, the Company shall obtain the written consent of the Dealer Managers against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may alternatively be given by the Majority Holders of the New Debentures or Exchange Debentures, as the case may be, being sold rather than registered under such Registration Statement.

11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to you;

(b) if to you, initially at the address set forth in the Dealer Manager Agreement; and

(c) if to the Company, initially at the Company’s address set forth in the Dealer Manager Agreement.

All such notices and communications shall be deemed to have been duly given when received.

Each party hereto by notice to the other parties may designate additional or different addresses of such party for subsequent notices or communications.

12. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of New Debentures and Exchange Debentures. The Company hereby agrees to extend the benefits of this Agreement to any Holder of New Debentures and Exchange Debentures.

13. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

14. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

16. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

17. Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of New Debentures or Exchange Debentures is required hereunder, New Debentures or Exchange Debentures, as applicable, held by the Company or any of its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

18. Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the expiration of the Shelf Registration Period, except for any liabilities or obligations under Sections 2(e), 6 and 7 hereof and the obligations to make payments of and provide for additional interest under Section 5 hereof to the extent such damages accrue prior to the end of the Shelf Registration Period, each of which shall remain in effect in accordance with its terms.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Dealer Managers.

Very truly yours,

ARCHER-DANIELS-MIDLAND COMPANY

By:	/s/ Douglas R. Ostermann
Name:
Title:

Signature page to Registration Rights Agreement

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Au
Name: Pamela Au
Title: Managing Director

Signature page to Registration Rights Agreement

BNP PARIBAS SECURITIES CORP.

By:	/s/ Jim Turner
Name: Jim Turner
Title: Managing Director, Head of Debt Capital Markets

Signature page to Registration Rights Agreement

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
Name: Brian Bednarski
Title: Managing Director

Signature page to Registration Rights Agreement

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Peter Klosowicz
Name: Peter Klosowicz
Title: Director

By:	/s/ Marc Fratepietro
Name: Marc Fratepietro
Title: Managing Director, CMTS North America

Signature page to Registration Rights Agreement

HSBC SECURITIES (USA) INC.

By:	/s/ Diane M. Kenna
Name: Diane M. Kenna
Title: Senior Vice President

Signature page to Registration Rights Agreement

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

Signature page to Registration Rights Agreement

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jim Probert
Name: Jim Probert
Title: Managing Director

Signature page to Registration Rights Agreement

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ Spenser Huston
Name: Spenser Huston
Title: Managing Director

Signature page to Registration Rights Agreement

ANNEX A

Each Broker-Dealer that receives Exchange Debentures for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Debentures received in exchange for New Debentures where such New Debentures were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. See “Plan of Distribution.”

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ANNEX B

Each Broker-Dealer that receives Exchange Debentures for its own account in exchange for New Debentures, where such New Debentures were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Debentures. See “Plan of Distribution.”

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ANNEX C

PLAN OF DISTRIBUTION

Each Broker-Dealer that receives Exchange Debentures for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus (the “Prospectus”) in connection with any resale of such Exchange Debentures. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Debentures received in exchange for New Debentures where such New Debentures were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale.

The Company will not receive any proceeds from any sale of Exchange Debentures by Broker-Dealers. Exchange Debentures received by Broker-Dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Debentures or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Debentures. Any Broker-Dealer that resells Exchange Debentures that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Debentures may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of Exchange Debentures and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of 180 days after the Expiration Date, the Company shall promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Debentures (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

[If applicable, add information required by Items 507 and 508 of Regulation S-K.]

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ANNEX D

Rider A

☐	CHECK HERE IF YOU ARE A BROKER-DEALER WHO HOLDS DEBENTURES ACQUIRED AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO FOR USE IN CONNECTION WITH RESALES OF EXCHANGE DEBENTURES RECEIVED IN EXCHANGE FOR SUCH NEW DEBENTURES.

Name:
Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Debentures in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Debentures and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Debentures. If the undersigned is a Broker-Dealer that will receive Exchange Debentures for its own account in exchange for New Debentures, it represents that the New Debentures to be exchanged for Exchange Debentures were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Debentures; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

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